                                                                     Exhibit 3.6

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                     AND OTHER RIGHTS AND QUALIFICATIONS OF
                      SERIES B CONVERTIBLE PREFERRED STOCK

     ENCLAVES  GROUP,  INC., a  corporation  organized  and  existing  under the
General Corporation Law of the State of Delaware (the "CORPORATION"),

                              DOES HEREBY CERTIFY:

     That  pursuant to  authority  conferred  upon the Board of Directors of the
Corporation   (the  "BOARD")  by  the  Certificate  of   Incorporation  of  said
Corporation,  and pursuant to the  provisions of Section  151(g) of the Delaware
General  Corporation Law, the Board has duly determined that 6,000,000 shares of preferred  stock,  $.001 par  value per  share,  shall be  designated  "Series B
Convertible Preferred Stock," and to that end the Board has adopted a resolution providing for the designation, preferences and relative, participating, optional or other rights, and the  qualifications,  limitations and restrictions,  of the
Series B Convertible Preferred Stock, which resolution is as follows:

     RESOLVED,  that the  Certificate  of  Designations,  Preferences  and Other
Rights and  Qualifications  of Series B Convertible  Preferred Stock dated April
28, 2005 (the "CERTIFICATE OF  DESIGNATIONS")  be, and hereby is, authorized and approved, which Certificate of Designations shall be filed with the Secretary of
State of the State of Delaware in the form as follows:

     1.   DESIGNATION  AND  AMOUNT.  Six  Million   (6,000,000)  shares  of  the
preferred stock of the Corporation,  $.001 par value per share, shall constitute a class of preferred stock designated as "Series B Convertible  Preferred Stock"
(the "SERIES B PREFERRED STOCK").  Without the written consent of the holders of a majority of the Series B Preferred  Stock then  outstanding,  the  Corporation shall not issue any shares of capital  stock or preferred  stock that are senior or pari passu in any respect to the Series B Preferred Stock, including, without limitation,  as to payment of dividends,  distribution of assets or redemptions;
or  authorize,  create or issue any  shares of any class or series of any bonds, debentures,  notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, or any options,  warrants or other rights to acquire, any shares having any such preference or priority.

     2.   DIVIDENDS.

          (a)  The  holders  of  shares  of Series B  Preferred  Stock  shall be entitled to receive a dividend with respect thereto (a "PREFERRED DIVIDEND") if, as and when declared by the Board of Directors of the Corporation  (the "Board")
out of assets of the Corporation  legally  available for payment thereof.  If at any time a  dividend  or  distribution  of  assets is  declared  and paid on the
Corporation's  (i) common stock,  par value $.001 per share (the "COMMON STOCK")
or (ii) any other class or series of the  Corporation's  capital  stock  whether
currently   outstanding  or  hereafter  created  (the  "CAPITAL   STOCK"),   the
Corporation  shall, at the same time, declare and pay to each holder of Series B
Preferred Stock,  pari passu with the holders of the Common Stock or the Capital
Stock, as applicable, a Preferred Dividend equal to the dividend that would have been  payable to such holder if the shares of Series B  Preferred  Stock held by such  holder had been  converted  to Common  Stock  pursuant to Section 5 hereof immediately  prior to the record date for such dividend or distribution  (or the date of such dividend or distribution if no record date is fixed).

          (b)  The  Corporation  may not declare or pay any dividend or make any distribution of assets on, or redeem,  purchase or otherwise acquire,  shares of
Capital Stock of the Corporation  ranking junior to the Series B Preferred Stock as to the payment of dividends or the  distribution of assets upon  liquidation, dissolution  or winding up  outstanding  now or  hereafter  created,  unless all declared and unpaid Preferred Dividends have been or are contemporaneously paid.

     3.   RIGHTS ON LIQUIDATION, MERGER, SALE, ETC.

          (a)  In  the  event  of  any  voluntary  or  involuntary  liquidation, dissolution or winding up of the Corporation (each, a "LIQUIDATION"), the assets of the Corporation available for distribution to its stockholders,  whether from capital,  surplus or earnings,  shall be distributed  in the following  order of priority:

               (i)  The holders of Series B Preferred Stock shall be entitled to receive,  pari passu with the holders of Series A Convertible  Preferred  Stock,
$.001 par value per share,  of the  Corporation,  and prior and in preference to any  distribution  to the holders of Common Stock,  any other series or class of preferred stock or any other class of the Corporation's  Capital Stock,  whether now existing or hereafter  created,  an amount on a per share basis equal to the amount they would have received had all shares of Series B Preferred  Stock been converted into shares of Common Stock  pursuant to Section 5 hereof  immediately prior  to  such  Liquidation.  If  upon  any  Liquidation,  the  assets  of  the
Corporation  available for  distribution to its  stockholders is insufficient to pay the holders of Series B Preferred Stock the full preference  amount to which they shall be entitled,  the holders of Series B Preferred Stock shall share pro rata in any  distribution  of assets in accordance  with their  applicable  full preference amounts.

               (ii) After  distribution  of the  amounts  set  forth in  Section
3(a)(i)  hereof,   the  remaining  assets  of  the  Corporation   available  for
distribution,   if  any,  to  the  stockholders  of  the  Corporation  shall  be distributed to the holders of issued and  outstanding  shares of Common Stock or any other class of Capital Stock ranking junior to the Series B Preferred  Stock as to the distribution of assets upon Liquidation as provided in the Certificate of Incorporation.

          (b)  For purposes of this Section 3, either of the following  (each, a
"DISPOSITION  TRANSACTION")  shall be treated as a Liquidation:  (i) a merger or consolidation  of the Corporation with or into any other entity or entities (but excluding any merger  effected  solely for the purpose of  reincorporating  into another  state)  or  the  merger  of any  other  entity  or  entities  into  the
Corporation, in either case in which the stockholders of the Corporation receive distributions in cash or securities of another entity or entities as a result of such  consolidation or merger, and in which the stockholders of the Corporation, immediately prior to such merger or consolidation,  hold, immediately after such merger or  consolidation,  less than a  majority  of the  outstanding  shares of capital  stock  or a  majority  of the  outstanding  voting  power  of the  then outstanding  securities  ordinarily  (apart from rights  occurring under special circumstances)  having the right to vote in the  election  of  directors  of the surviving  or  successor  entity  or  its  parent,  or  (ii)  a  sale  of all or substantially all of the assets of the Corporation.

          (c)  Upon consummation of a Disposition  Transaction,  the Corporation shall  pay or cause to be paid to the  holders  of Series B  Preferred  Stock an amount equal to the amount they would be entitled to receive pursuant to Section
3(a)  hereof  as if the  Corporation,  on  the  date  of  consummation  of  such
Disposition  Transaction,  had assets available for distribution equal to all of the assets of the  Corporation  (net of  liabilities)  including  the  aggregate amount payable to the  Corporation  and all  stockholders  thereof in connection with such  Disposition  Transaction  (the  "DISPOSITION  PROCEEDS").  The amount payable pursuant to this Section 3(c) shall be payable in full to the holders of
the  Series  B  Preferred  Stock  immediately   following  the  closing  of  the
Disposition  Transaction  notwithstanding  any  delay  in  the  receipt  of  the
Disposition  Proceeds or any part  thereof by virtue of any escrow  arrangement, promissory note, deferred payment of proceeds or otherwise.

     4.   VOTING  RIGHTS.  So long as any  shares  of Series B  Preferred  Stock remain  outstanding,  the holders of shares of Series B Preferred Stock shall be entitled (i) to vote separately as a class (with no other stockholders  voting), to approve all matters that affect the rights, value, or ranking of the Series B
Preferred Stock, and (ii) to cast such number of votes in respect of such shares of Series B Preferred Stock as shall equal the largest whole number of shares of
Common  Stock  into  which  such  shares  of Series B  Preferred  Stock are then convertible  pursuant  to Section 5 hereof on all  matters  on which  holders of
Common Stock shall be entitled to vote,  voting  together as one class with, and in the same manner and with the same effect as, such holders of Common Stock.

     5.   CONVERSION OF SERIES B PREFERRED STOCK.

          (a)  Each holder of Series B Preferred  Stock shall have the right, at such holder's option,  at any time or from time to time, to convert its Series B
Preferred  Stock  into such  number of fully paid and  non-assessable  shares of
Common Stock equal to the product of (i) a fraction,  (A) the numerator of which is the  number of shares of Series B  Preferred  Stock  such  holder  desires to convert into Common Stock and (B) the denominator of which is 6,000,000 and (ii)
38,621,264,600  shares of Common  Stock.  The  holder of any  shares of Series B
Preferred  Stock  exercising  the  aforesaid  right to convert  such shares into shares of Common Stock shall be entitled to receive, in cash, an amount equal to all  declared  but unpaid  dividends  with  respect  to such  shares of Series B
Preferred  Stock to be converted up to and including the  respective  conversion date of the Series B Preferred Stock.

          (b)  Before any holder of Series B  Preferred  Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 5(a) hereof, the holder or holders of such  Series B  Preferred  Stock  shall  surrender  the certificate  or  certificates  therefor,  duly  endorsed,  at the  office of the
Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at its principal  corporate office of the election to convert  the same (in case of  conversion  pursuant to Section  5(a)
hereof)  and the name or names in which  the  certificate  or  certificates  for shares of Common  Stock are to be  issued.  The  Corporation  shall,  as soon as practicable  thereafter,  issue and  deliver  at such  office to such  holder or holders of Series B Preferred  Stock, or to the nominee or nominees  thereof,  a certificate  or  certificates  for the number of shares of Common Stock to which such holder or holders  shall be entitled as  aforesaid.  Conversion  under this
Section 5 shall be deemed  to have been made  immediately  prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be  converted,  and the Person or Persons  entitled  to receive the shares of
Common Stock issuable upon such conversion  shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. For purposes of this Certificate of Designations, "PERSON" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock
company,  trust,   unincorporated  association,   joint  venture,   governmental
authority or other entity of whatever nature.

          (c)  No  fractional  shares  shall be issued  upon  conversion  of the
Series B Preferred Stock into shares of Common Stock. If any fractional share of
Common  Stock would,  except for the  provisions  of the first  sentence of this
Section 5(c), be delivered upon such  conversion,  the  Corporation,  in lieu of delivering  such  fractional  share,  shall pay to the holder  surrendering  the
Series B Preferred  Stock for  conversion an amount in cash equal to: (i) if the
Common  Stock is  listed  or  admitted  for  trading  on a  national  securities exchange,  the reported  last sales price or, if no such reported sale occurs on such day,  the  average of the  closing  bid and ask prices on such day, in each case on the principal national  securities exchange on which the Common Stock is listed or  admitted  for  trading;  (ii) if the  Common  Stock is not  listed or admitted for trading on any  national  securities  exchange,  the average of the closing  bid  and ask  prices  in the  over-the-counter  market  on such  day as reported by Nasdaq or any comparable system or, if not so reported,  as reported by any New York Stock Exchange  member firm selected by the Corporation for such purpose;  or (iii) if no such  quotations  are  available  on such day, the fair market value of such fractional share, as determined in good faith by the Board.

          (d)  In the event the Corporation shall declare a distribution payable in  securities  of  other  Persons,  evidences  of  indebtedness  issued  by the
Corporation  or other  Persons,  assets or options  or rights to the  holders of
Common Stock,  then, in each such case for the purpose of this Section 5(d), the holders of the Series B Preferred  Stock  shall be  entitled to a  proportionate share of any such  distribution as though they were the holders of the number of shares of Common  Stock of the  Corporation  into which their shares of Series B
Preferred   Stock  are   convertible  as  of  the  record  date  fixed  for  the
determination  of the  holders of Common  Stock of the  Corporation  entitled to receive such distribution.

          (e)  If  at  any  time  or  from  time  to  time  there   shall  be  a
recapitalization  of the Common Stock (other than a subdivision,  combination or merger or sale of assets transaction  provided for elsewhere in this Section 5), provision  shall be made so that the  holders  of the Series B  Preferred  Stock shall  thereafter  be  entitled  to  receive  upon  conversion  of the  Series B
Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization.  In any such case, appropriate  adjustment  shall be made in the  application  of the provisions of this  Section 5 with  respect  to the  rights  of the  holders  of the  Series B
Preferred  Stock after the  recapitalization  to the end that the  provisions of this Section 5 shall be applicable after that event as nearly  equivalent as may be practicable.

          (f)  The  Corporation  will not, by  amendment of its  Certificate  of
Incorporation  or through  any  reorganization,  recapitalization,  transfer  of assets, consolidation,  merger, dissolution,  issue or sale of securities or any other voluntary action,  avoid or seek to avoid the observance or performance of any of the terms to be observed or performed  hereunder by the Corporation,  but will at all times in good faith assist in the carrying out of all the provisions of this  Section 5 and in the taking of all such action as may be  necessary  or appropriate  in order to protect  the  conversion  rights of the  holders of the
Series B Preferred Stock against impairment.

          (g)  If any capital  reorganization or reclassification of the Capital
Stock of the Corporation, or consolidation or merger of the Corporation with and into another corporation,  or the sale of all or substantially all of its assets to another  company,  shall be  effected  while any shares of Series B Preferred
Stock are  outstanding  in such a manner that  holders of shares of Common Stock shall be entitled to receive  stock,  securities or assets with respect to or in exchange  for Common  Stock,  then,  as a condition  of such  reorganization  or reclassification,  consolidation,  merger or sale, lawful and adequate provision shall be made whereby each holder of Series B Preferred  Stock shall  thereafter have the right to  receive  upon the  basis  and upon the  terms and  conditions specified  herein  and in  lieu  of  the  shares  of  Common  Stock  immediately theretofore  receivable upon conversion of Series B Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange  for a number of  outstanding  shares of such Common Stock equal to the number of shares of such Common Stock immediately  theretofore so receivable had such reorganization or reclassification, consolidation, merger or sale not taken place, and in such case appropriate  provision shall be made with respect to the rights and interests of the holders of Series B Preferred  Stock to the end that the  provisions  hereof  shall  thereafter  be  applicable,  as nearly as may be possible,  in relation to any shares of stock,  securities or assets  thereafter deliverable  upon the  conversion  of such shares of Series B  Preferred  Stock.
Prior to or  simultaneously  with the  consummation  or any such  consolidation, merger or sale of the  Corporation,  the survivor or successor  corporation  (if other than the Corporation)  resulting from such  consolidation or merger or the corporation  purchasing such assets shall assume by written instrument  executed and  mailed  or  delivered  to each  holder  of Series B  Preferred  Stock,  the obligation to deliver to such holders of Series B Preferred Stock such shares of stock,  securities  or assets as, in accordance  with the foregoing  provisions, such  holder of  Series B  Preferred  Stock  may be  entitled  to  receive,  and containing the express  assumption of such successor  corporation of the due and punctual  performance and observance of every  provision of this  Certificate of
Designations  to be  performed  and  observed  by  the  Corporation  and  of all liabilities  and  obligations of the  Corporation  hereunder with respect to the
Series B Preferred Stock.

          (h)  In the event of any taking by the  Corporation of a record of the holders of any class of securities  for the purpose of  determining  the holders thereof  who are  entitled to receive any  dividend or other  distribution,  any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other  securities or property,  or to receive any other right,  the
Corporation  shall mail to each holder of Series B Preferred  Stock, at least 20 days prior to the date specified  therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (i)  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting  the  conversion of the shares of the Series B Preferred  Stock,  such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and
if at any time the number of  authorized  but  unissued  shares of Common  Stock shall not be sufficient to effect the conversion of all then outstanding  shares of Series B Preferred  Stock,  in  addition  to such other  remedies as shall be available to the holder of such Series B Preferred  Stock,  the Corporation will take such corporate  action as may, in the opinion of its counsel,  be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes,  including, without limitation, engaging in best  efforts to obtain the  requisite  stockholder  approval of any necessary amendment to these provisions.

          (j)  The  Corporation  shall  pay  all  documentary,  stamp  or  other transactional  taxes  attributable  to the  issuance  or  delivery  of shares of
Capital  Stock of the  Corporation  upon  conversion  of any  shares of Series B
Preferred Stock;  PROVIDED,  HOWEVER, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance  or delivery  of any  certificate  for such shares in a name other than that of the holder of the shares of Series B Preferred Stock in respect of which such shares are being issued.

          (k)  All shares of Common Stock that may be issued in connection  with
the  conversion   provisions  set  forth  herein  will,  upon  issuance  by  the
Corporation,  be validly issued,  fully paid and nonassessable and free from all taxes, liens or charges with respect thereto.

          (l)  Any notice  required by the  provisions  of this  Section 5 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if sent by overnight  courier or deposited  in the United  States mail,  postage prepaid,  and addressed to each holder of record at his address appearing on the stock books of the Corporation.

          (m)  In the event any  shares of  Series B  Preferred  Stock  shall be
converted  pursuant  to  Section  5  hereof  or  otherwise   reacquired  by  the
Corporation, the shares so converted or reacquired shall be canceled and may not be  reissued.  The  Certificate  of  Incorporation  of  the  Corporation  may be
appropriately amended from time to time to effect the corresponding reduction in the Corporation's authorized capital stock.

     6.   WAIVER.  Any right or privilege of the Series B Preferred Stock may be waived (either generally or in a particular instance and either retroactively or prospectively)  by and only by the written  consent of the holders of a majority of the Series B Preferred  Stock then  outstanding  and any such waiver shall be binding upon each holder of Series B Preferred Stock.

                            [SIGNATURE PAGE FOLLOWS]

         [SIGNATURE PAGE TO THE CERTIFICATE OF DESIGNATIONS, PREFERENCES
           AND OTHER RIGHTS AND QUALIFICATIONS OF SERIES B CONVERTIBLE
                                PREFERRED STOCK]

         IN WITNESS  WHEREOF,  the undersigned has executed this  Certificate of
Designations as of this 28th day of April, 2005.

                                              ENCLAVES GROUP, INC.

                                              By: /s/ Daniel G. Hayes
                                                  ------------------------------
                                                  Name: Daniel G. Hayes
                                                  Title: Chief Executive Officer